 Earnings ReleaseFY 2019 and Q4 2019 ResultsJuly 30, 2019

 Business ResultsFiscal Year 2019

 Fiscal Year 2019 HIGHLIGHTS

   FY 2019 RESULTS       GOING IN GUIDANCE  FY ’19 Results    Organic Sales  2 to 3%   +5%     Core EPS  3 to 8%  +7%    Currency Neutral Core EPS     +15%    Adjusted Free Cash Flow Productivity  90%   105%    Cash Returned to Shareholders  Up to $12bn   $12.5bn

 ORGANIC SALES GROWTHANNUAL PROGRESSION

 CORE EPS GROWTHANNUAL PROGRESSION

 CURRENCY-NEUTRAL CORE EPS GROWTHANNUAL PROGRESSION

 GILLETTE SHAVE CARE IMPAIRMENTGAAP EARNINGS IMPACT  In Q4 FY ’19, the Company took a one-time, non-cash accounting charge of $8 billion to adjust the goodwill and intangibles carrying values of Gillette Shave Care business. The charge is a non-core earnings per share adjustment of $3.02 in Q4 FY ’19 and $3.03 in FY ’19.Key drivers of the impairment:Significant devaluations over the past decadeLower shaving frequency has reduced the size of blades & razors market in developed markets. More recently, and much less of an impact, new competitors have entered at prices below the category average.

 IMPAIRMENT & ANTI-DILUTIVE ACCOUNTINGQ4 EPS IMPACTS  GAAP earnings reflect a one-time, non-cash accounting charge to adjust the goodwill and intangibles carrying values of Gillette shaving businessThe reduction in net earnings caused the anti-dilutive accounting principle to be triggered – resulting in no GAAP EPS adjustment for shares outstanding or preferred dividends.   *Table and further details available in the FY 1819 Q4 Press Release

 GAAP Earnings reflect a one-time, non-cash accounting charge to adjust the goodwill and intangibles carrying values of Gillette shaving businessThe reduction in net earnings caused the anti-dilutive accounting principle to be triggered – resulting in a partial dilution adjustment on the FY GAAP diluted net EPS.   *Table and further details available in the FY 1819 Q4 Press Release  IMPAIRMENT & ANTI-DILUTIVE ACCOUNTINGFY EPS IMPACTS

 Business Results Q4 FY 2019

 Q4 Fiscal Year 2019  Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free Cash Flow Productivity  Q4 FY ‘19  +7%  +3%  +17%  122%  Currency Neutral Core EPS Growth  +26%

 ORGANIC SALES GROWTHQUARTERLY PROGRESSION  Organic sales were driven by volume, pricing and mix. Organic volume up +3%, pricing +3% and mix +2%.

 Q4 FY ‘19 ResultsCORE EPS GROWTH  Core gross margin +120 basis pointsCore gross margin ex-FX +160 basis pointsCore operating margin +130 basis pointsCore operating margin ex-Fx +210 basis pointsTotal productivity savings +340 basis points

 Q4 FY 19 ResultsCURRENCY-NEUTRAL CORE EPS GROWTH  Constant currency core operating margin increased 210 basis points.

 Business Segment Results and HighlightsQ4 FY 2019

 FACTORS IMPACTING ALL SEGMENT RESULTSTAX REFORM  Tax Reform: In FY 2018, impact from the U.S. Tax Act was reflected in the Corporate Segment. In FY 2019, the impact of the lower U.S. federal tax rate is reflected in each reportable Business Segment and a benefit to segment earnings. This treatment results in year-on-year tax benefits in the Business Segments and a tax hurt in the Corporate Segment.

 +2% Pricing, +5% MixOrganic Sales: h Mid-single digits in Developed markets, h High single digits in Developing marketsGlobal value share flat versus year agoNet Earnings: Volume growth, pricing, cost of goods sold savings and tax help were partially offset by brand communication investments and currency headwinds.  Q4 FY 19 ResultsBEAUTY SEGMENT

 Hair Care organic sales grew low single digits versus year ago. Developed markets increased mid-single digits behind innovation led volume growth and strong retail execution. Developing markets were flat with devaluation pricing and innovation growth in LA and IMEA regions offset by softness in China related to channel dynamics.Skin & Personal Care organic sales grew double digits versus year ago. Skin Care sales grew double digits and Personal Care sales grew high single digits. Developing markets were up double digits led by strong growth in China on both Olay Skin and SK-II. Developed markets were up high single digits led by premium product innovation in Skin and Personal Care and pricing on Deodorants.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Hair Care  +  +  ~=  Skin & Personal Care  +  +  +   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Q4 FY 19 ResultsBEAUTY HIGHLIGHTS

 +3% Pricing, +1% Mix Organic Sales: h Low single digits in Developed markets, h Mid-single digits in Developing marketsGlobal value share declined 0.9 points versus year ago. Net Earnings: Boston Real Estate sale gain, Devaluation pricing, productivity savings, and tax help were partially offset by currency headwinds, brand communication investments, unfavorable channel mix and volume decline.  Q4 FY 19 ResultsGROOMING SEGMENT

 Grooming organic sales increased mid-single digits versus year ago. Shave Care organic sales increased low single digits. Developed markets decreased low single digits as innovation led volume and positive mix were more than offset by value investments and competitive activity. Developing markets grew mid-single digits driven by devaluation pricing and strong retail execution. Appliances sales increased double digits driven by premium innovation and strong retail execution.   By Category  Organic Sales Growth IYA        Global  Developed  Developing  Grooming  +  +  +  Q4 FY 19 ResultsGROOMING HIGHLIGHTS   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

 +3% Pricing, +4% MixOrganic Sales: h High single digits in Developed markets, h Double digits in Developing marketsGlobal value share increased 0.3 points versus year agoNet Earnings: Small brand divestiture gains, volume growth, pricing, productivity savings and tax help were partially offset by currency headwinds, brand communication investments and higher overhead costs related to Merck.  Q4 FY 19 ResultsHEALTH CARE SEGMENT

 Oral Care organic sales increased high single digits versus year ago. Developed and Developing markets both grew high single digits with growth in power toothbrushes, premium toothpaste innovation and pricing. Personal Health Care organic sales increased mid-teens versus year ago due to innovation-driven volume, positive mix, price increases and a late cough/cold season increase.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Oral Care  +  +  +  Personal Health Care  +  +  +   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Q4 FY 19 ResultsHEALTH CARE HIGHLIGHTS

 +4% Pricing, +1% MixOrganic Sales: h High single digits in Developed markets, h Double digits in Developing marketsGlobal value share increased 0.7 points versus year agoNet Earnings: Innovation-driven volume growth, pricing, productivity improvements and tax help were partially offset by more profitable, but lower margin product mix hurt, and currency headwinds.   Q4 FY 19 ResultsFABRIC & HOME SEGMENT

 Fabric Care organic sales grew double digits versus year ago. Developed markets increased high single digits behind premium innovation-driven volume growth across laundry and fabric enhancers. Developing markets increased double digits driven by premium innovation and devaluation pricing.Home Care organic sales increased double digits versus year ago led by growth across all segments. Sales increase from innovation-driven volume, superior retail execution including enhanced merchandising programs and devaluation pricing.   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Fabric Care  +  +  +  Home Care  +  +  +  Q4 FY 19 ResultsFABRIC & HOME HIGHLIGHTS

 +3% Pricing, +1% MixOrganic Sales: h Low single digits in Developed markets, h Double digits in Developing marketsGlobal value share increased 0.1 points versus year agoNet Earnings: Volume, pricing, productivity savings and tax help were partially offset by brand communication investments, negative channel mix in Family Care and commodity and currency headwinds.  Q4 FY 19 ResultsBABY, FEMININE and FAMILY CARE SEGMENT

 Baby Care organic sales increased low single digits driven by strength of premium tier offerings and pricing partially offset by continued softness on mid-tier and value tier diapers due to competitive activity. Continued strong growth on Pant forms across markets. Feminine Care organic sales increased high single digits versus year ago led by growth on premium innovation and favorable product mix from Always Discreet growth.Family Care organic sales increased mid-single digits versus year ago led by innovation-driven volume and pricing partially offset by negative channel mix.  By Category  Organic Sales Growth IYA        Global  Developed  Developing  Baby Care  +  ~=  +  Feminine Care  +  +  +  Family Care  +  +  N.A.   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Q4 FY 19 ResultsBABY, FEMININE and FAMILY CARE HIGHLIGHTS

 FY 2020 Guidance

   FY ‘20  Organic Sales Growth  +3% to +4%  All-in Sales Growth   +3% to +4%  Organic sales growth of +3% to +4% All-in sales growth of +3% to +4%Includes a modest negative impact from foreign exchange, which is largely offset by a positive net impact from acquisitions and divestitures.  FY 2020 GuidanceSALES

   FY ‘20  Core EPS Growth  +4% to +9%  All-in EPS Growth  +222% to +240%  Core EPS growth of +4% to +9% Core effective tax rate range of 17% to 18% All-in EPS of +222% to +240% with the Gillette Shave Care carrying value adjustment in the base period (Q4). Impact in base is $3.03 on FY and $3.02 in Q4.  FY 2020 GuidanceEARNINGS PER SHARE

  Free Cash Flow Productivity: 90%Capital Spending, % Sales: 4.5% to 5.0%Dividends: Over $7.5BDirect Share Repurchase: $6 to $8B  FY 2020 GuidanceCASH GENERATION AND USAGE

 Significant deceleration of market growth ratesSignificant currency weaknessSignificant commodity cost increasesAdditional geo-political disruptions and economic volatility  FY 2020 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare;  (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's July 30, 2019 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 5
3.	Core gross margin and currency-neutral Core gross margin — page 7
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 7
5.	Adjusted free cash flow productivity — page 8

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017), the impact of Venezuela deconsolidation in FY 2016, and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has had and continues to have an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012 the Company began a $10 billion strategic productivity and cost savings initiative that included incremental restructuring activities.  In 2017, the Company communicated details of an additional multi-year productivity and cost savings plan.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Early debt extinguishment charges: In fiscal 2018, the Company recorded after-tax charges of $243 million, due to the early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company dissolved our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, during the year ended June 30, 2019. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Transitional Impact of U.S. Tax Reform:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $602 million for the fiscal year 2018. The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

•
Charges for Certain European legal matters:  Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods.  In 2016, the Company incurred after-tax charges of $11 million to adjust legal reserves related to these matters.

•
Venezuela deconsolidation charges: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

•
Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

•
Shave Care Impairment: In the fourth quarter of fiscal 2019, the company recognized a one-time, non-cash, after-tax charge of $8.0 billion ($8.3 billion before tax) to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion ($1.6 billion before tax) to reduce the carrying value of the Gillette indefinite-lived intangible assets.

•
Anti-dilutive Impacts: The Shave Care impairment charges caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be concerted or exercised. Specifically, in the fourth quarter and total fiscal 2019, the weighted average outstanding preferred shares were not included in the diluted weighted average common shares outstanding. Additionally, in the fourth quarter of fiscal 2019, none of our outstanding share-based equity awards were included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Free cash flow and Adjusted free cash flow:  Free cash flow is defined as operating cash flow less capital spending. Adjusted free cash flow is defined as free cash flow adjusted for items as indicated. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Adjusted free cash flow productivity*:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings adjusted for items as indicated.  Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:
Three Months Ended June 30, 2019	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Beauty	3%	5%	-%	8%
Grooming	(3)%	6%	1%	4%
Health Care	13%	4%	(7)%	10%
Fabric Care & Home Care	5%	4%	1%	10%
Baby, Feminine & Family Care	1%	4%	-%	5%
Total P&G	4%	4%	(1)%	7%

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
FY 2019	1%	4%	-%	5%

(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Fiscal Years

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
FY 2018	3%	(2)%	-%	1%
FY 2017	-%	2%	-%	2%
FY 2016	(8)%	6%	3%	1%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016, and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2017	1%	-%	-%	1%
OND 2017	3%	(1)%	-%	2%
JFM 2018	4%	(4)%	1%	1%
AMJ 2018	3%	(2)%	-%	1%
JAS 2018	-%	3%	1%	4%
OND 2018	-%	4%	-%	4%
JFM 2019	1%	5%	(1%)	5%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
2-Year Average Growth Rates

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth	2-Year Average
FY 2020 (Estimate)	+3 to +4%	-%	+3% to +4%	+4 to +4.5%
FY 2019	1%	4%	5%	3%
FY 2018	3%	(2)%	1%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2020 (Estimate)	+3% to +4%	-%	+3% to +4%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:
	Three Months Ended June 30
	2019	2018
Diluted Net Earnings/(Loss) Per Share	$(2.12)	$0.72
Incremental Restructuring	0.06	0.14
Transitional Impact of U.S Tax Reform		(0.02)
Early Debt Extinguishment		0.09
Shave Care Impairment	3.02
Anti-dilutive Impacts	0.14
Rounding		0.01
Core EPS	$1.10	$0.94
Percentage change vs. prior period	17%
Currency Impact to Earnings	0.08
Currency-Neutral Core EPS	$1.18
Percentage change vs. prior period Core EPS	26%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

	Twelve Months Ended June 30
	2019	2018
Diluted Net Earnings Per Share	$1.43	$3.67
Incremental Restructuring	0.13	0.23
Early Debt Extinguishment		0.09
Transitional Impact of U.S Tax Reform		0.23
Gain on PGT Dissolution	(0.13)
Shave Care Impairment	3.03
Anti-dilutive Impacts	0.06
Core EPS	$4.52	$4.22
Percentage change vs. prior period	7%
Currency Impact to Earnings	0.35
Currency-Neutral Core EPS	$4.87
Percentage change vs. prior period Core EPS	15%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Prior Quarters

	AMJ 18	AMJ 17	JAS 18	JAS 17	OND 18	OND 17	JFM 19	JFM 18
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.72	$ 0.82	$ 1.22	$ 1.06	$ 1.22	$ 0.93	$ 1.04	$ 0.95
Incremental Restructuring	0.14	0.02	0.03	0.03	0.03	0.02	0.02	0.04
Early Debt Extinguishment Charges	0.09					-
Transitional Impact of U.S. Tax Act	(0.02)					0.24		0.01
Gain on Dissolution of PGT Partnership			(0.14)
Rounding	0.01	0.01	0.01
Core EPS	$ 0.94	$ 0.85	$ 1.12	$ 1.09	$ 1.25	$ 1.19	$ 1.06	$ 1.00
Percentage change vs. prior period	11%		3%		5%		6%
Currency Impact to Earnings	0.01		0.09		0.09		0.09
Currency-Neutral Core EPS	$ 0.95		$ 1.21		$ 1.34		$ 1.15
Percentage change vs. prior period Core EPS	12%		11%		13%		15%

Core EPS
Prior Fiscal Years

	2018	2017	2016	2015
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 3.67	$ 3.69	$ 3.49	$ 2.84
Incremental Restructuring	0.23	0.10	0.18	0.17
Early Debt Extinguishment Charges	0.09	0.13
Transitional Impact of U.S. Tax Act	0.23
Venezuela B/S Remeasurement and Devaluation Impacts				0.04
Charges for Pending European Legal Matters				0.01
Venezuela Deconsolidation Charges				0.71
Rounding				(0.01)
Core EPS	$ 4.22	$ 3.92	$ 3.67	$3.76
Percentage change vs. prior period	8%	7%	(2)%
Currency Impact to Earnings	(0.05)	0.15	0.35
Currency-Neutral Core EPS	$ 4.17	$ 4.07	$ 4.02
Percentage change vs. prior period Core EPS	6%	11%	7%

Core EPS
Guidance
Total Company	Diluted EPS Growth	Impact of Change in Non-Core Items*	Core EPS Growth
FY 2020 (Estimate)	+222% to +240	(218)% to (231)%	+4% to +9%

* Includes the Shave Care Impairment charge in FY 2019, gain on the dissolution of the PGT Healthcare partnership in FY 2019 and year-over-year changes in incremental non-core restructuring charges.

3. Core gross margin and currency-neutral Core gross margin:

	Three Months Ended June 30
	2019	2018
Gross Margin	47.7%	45.0%
Incremental Restructuring	1.1%	2.6%
Core Gross Margin	48.8%	47.6%
Basis point change vs. prior year Core margin	120
Currency Impact to Margin	0.4%
Currency-Neutral Core Gross Margin	49.2%
Basis point change vs prior year Core margin	160

4. Core operating profit margin and currency-neutral Core operating profit margin:
	Three Months Ended June 30
	2019	2018
Operating Profit Margin	(30.4)%	15.7%
Incremental Restructuring	1.1%	2.6%
Shave Care Impairment	48.8%
Rounding	0.1%
Core Operating Profit Margin	19.6%	18.3%
Basis point change vs. prior year Core margin	130
Currency Impact to Margin	0.8%
Currency=Neutral Core Operating Profit Margin	20.4%
Basis point change vs. prior year Core margin	210

4. Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended June 30, 2019
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Adjustments to Net Earnings*	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
$4,151	$(814)	$3,337	$(5,237)	$7,978	$2,741	122%
*Adjustments to Net Earnings relate to the Shave Care impairment charge.

Twelve Months Ended June 30, 2019
Operating Cash Flow	Capital Spending	U.S. Tax Act Payments	Adjusted Free Cash Flow	Net Earnings	Adjustments to Net Earnings*	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
$15,242	$(3,347)	$235	$12,130	$3,966	$7,625	$11,591	105%
*Adjustments to Net Earnings relate to the gain on the dissolution of the PGT joint venture and the Shave Care impairment charge.